Exhibit 99.1
BioPharm Asia Introduces Beijing Zhihe Ruikang Hospital Management Ltd.

NEW YORK & TONGHUA, China--(BUSINESS WIRE)--BioPharm Asia, Inc. (OTCBB: BFAR; “BFAR” or the “Company”), a producer, distributor and retailer of medical products in China, announced last Friday that its wholly-owned subsidiary, China Northern Pharmacy Holding Group Limited, had entered into an agreement to acquire all of the outstanding shares of Beijing Zhihe Ruikang Hospital Management Ltd. (“ZHRK”), a professional Chinese hospital management consulting group, for a consideration of RMB2,400,000 (approximately $350,000).  This transaction is expected to close in early July.
ZHRK has consulted with about 30 hospitals regarding various projects over the past six years.  ZHRK assigns consulting teams to be resident in 90% of its client hospitals as they provide the consulting services to assist those hospitals to improve their management processes and systems, develop market plans and material, enhance service quality levels and generally increase the hospital’s operating margin.  ZHRK’s past experience has shown that after their engagement, most client hospitals have been able to effectively address and resolve critical process and reporting issues, improve the efficiency and quality of their operations and expand their share of the local medical care market.  As a result, most client hospitals realize 30% annual revenue growth in the three to five years subsequent to ZHRK’s being engaged, with some attaining over 50% annual revenue growth, well over the average growth rate for hospitals of 10-15%.

After its pending acquisition by BioPharm Asia, ZHRK will adjust its business model and organizational structure. The resources available from BFAR combined with ZHRK’s knowledge of hospital operations will provide the Company with the means and expertise to review and selectively acquire private hospitals.  Utilizing ZHRK’s knowledge of effective hospital management practices, these hospitals can reach new levels of patient care and resulting financial performance. As part of the acquisition, the management of ZHRK has signed continuing employment agreements.

Mr. Wenzhong Qin, BioPharm Asia’s Chief Financial Officer, said “BioPharm Asia has been built upon its success in the production, distribution and retail sale of medical products, and we intend to pursue further growth opportunities in these areas.  By utilizing ZHRK’s experience, we believe that this opens a new profitable opportunity for us in hospitals, a fundamental component of health care.”

About BioPharm Asia, Inc.

BioPharm Asia, Inc. is engaged in the retail sale of medical products in China, complemented by vertically integrated supporting functions that include the cultivation of Chinese herbal medicines, pharmaceutical production and wholesale medicine distribution. Following several successful acquisitions, the Company is completing the integration of its distribution channels and expanding its trading business (conducted through its retail stores as well as its distribution activities) to include pharmaceutical manufacturing and the cultivation and sale of medicinal raw materials. For more information, please visit http://www.biopharmasiainc.com.

About Beijing Zhihe Ruikang Hospital Management Ltd.

Beijing Zhihe Ruikang Hospital Management Ltd. is a professional Chinese hospital management consultation group. Since the inception in 2004, ZHRK has provided pragmatic and professional solutions for Chinese medical institutions through the high-end hospital management services from the strong management consulting team and the medical technical expert team. ZHRK has had consulting agreements with approximately 30 hospitals and as a result has acquired a strong reputation of providing high quality advice to its clients. For more information, please visitwww.bfar-zhrk.com.

Forward-looking statement: Except for certain historical information contained herein, the matters discussed in this news release contain forward-looking statements, including, but not limited to, statements relating to future expansion plans and growth in sales. These forward-looking statements involve a number of risks and uncertainties. Actual results may differ materially from those implied herein due to a number of factors, including, but not limited to, uncertainties in product demand, risks related to doing business in China, the impact of competitive products and pricing, changing economic conditions around the world, release and sales of new products and other risk factors discussed in the company's most recent annual report and other filings with the U. S. Securities and Exchange Commission.